Exhibit 3.1

ACI WORLDWIDE, INC.
AMENDED AND RESTATED BYLAWS
As Adopted and in Effect on March 18, 2021

STOCKHOLDERS MEETINGS
1.Time and Place of Meetings. All meetings of the stockholders for the election of the members of the Board of Directors (the “Directors”) or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Company (the “Board”) or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President, or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may cancel, postpone, or reschedule any previously scheduled annual or special meeting of the stockholders.
2.Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors, and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.
3.Special Meetings. Special meetings of the stockholders may be called only by (i) the Chairman, (ii) the President, or (iii) the Secretary within ten calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the “Whole Board”). Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock of the Company (the “Preferred Stock”), if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation (as defined in the certificate of incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”)).
4.Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date, and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, if any, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
5.Inspectors for Stockholder Meetings. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.
6.Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
7.Voting; Proxies. Except as otherwise provided by law, by the Company’s Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the Delaware General Corporation Law (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Company, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter (the “Voting Stock”) and which has actually been voted will be the act of the stockholders, except as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.
8.Order of Business.
(a)The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, determining whether the meeting should be recessed, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining the time or times at which the polls for voting at the meeting will be opened and closed.
(b)At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Company in accordance with Bylaw 8(c). For the avoidance of doubt, the foregoing clause (iii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board).
(c)For business to be properly requested by a stockholder to be brought before an annual meeting (other than business relating to the nomination or election of Directors, which is governed exclusively by the provisions of Bylaw 14 or Bylaw 15), (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in writing to the Secretary, and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Bylaw 8(c), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Company entitled to vote required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the tenth calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Bylaw 8(c), a stockholder must also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Bylaw 8(c). For purposes of this Bylaw 8, Bylaw 14, and Bylaw 15, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Company to stockholders. Nothing in this Bylaw 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. If a stockholder submitting the nomination does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained, or delivered).
(d)At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a majority of the Whole Board in accordance with Bylaw 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(e)The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
CONSENTS OF STOCKHOLDERS
9.Consent of Stockholders in Lieu of Meeting. Subject to the requirements of Bylaw 33 and unless otherwise provided in the Certificate of Incorporation, any corporate action required to be taken at a meeting of the stockholders, or any other corporate action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent or consents in writing setting forth the corporate action to be so taken has been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted, and has been delivered to the Company’s registered office in the State of Delaware, to its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of stockholders meetings are recorded, in each case addressed to the attention of the Secretary. Delivery must be by hand or by certified or registered mail, return receipt requested. The Company will give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the corporate action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the corporate action were delivered to the Company in the manner provided herein and in the Delaware General Corporation Law.
10.Inspectors for Consent of Stockholders in Lieu of Meeting. The Board may appoint one or more inspectors of elections to perform a ministerial review, or act as judges, of the validity of written consents delivered in accordance with Bylaw 9 and any revocations thereof. No corporate action by written consent without a meeting will be effective until such date as the inspectors certify to the Company that the signed written consents delivered to the Company in accordance with Bylaw 9 represent at least the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted.
DIRECTORS
11.Function. The business and affairs of the Company will be managed under the direction of its Board.
12.Number, Election, and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, and to any minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board, but such number will be no fewer than three nor more than 12. In addition, to be eligible to be a nominee for election or reelection as a Director of the Company, a person must deliver to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the identity, background, and qualification of such person and, with respect to Bylaw 14 or Bylaw 15, the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a Director that has not been disclosed in the questionnaire, (C) in such person’s individual capacity and, with respect to Bylaw 14 or Bylaw 15, on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all Directors, including promptly submitting all completed and signed questionnaires required of the Company’s Directors. The written representation and agreement provided for in this Bylaw 12 shall be in addition to any representations, agreements, certifications and information that a person seeking election or reelection as a Director of the Company must deliver or submit to the Company or any officer of the Company under any other provision of these Bylaws, the Certificate of Incorporation or any applicable law, rule or regulation.
13.Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

14.Nominations of Directors; Election.
(a)Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the procedures set forth in this Bylaw 14 or in Bylaw 15 and are otherwise eligible under the other provisions of these Bylaws will be eligible for election at a meeting of stockholders as Directors of the Company.
(b)Nominations of persons for election as Directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or a committee thereof, (ii) by any stockholder that is a stockholder of record at the time of giving of notice provided for in this Bylaw 14, who is entitled to vote for the election of Directors at such annual meeting, and who complies with the procedures set forth in this Bylaw 14 or (iii) by an Eligible Stockholder (as defined in Bylaw 15(d)) pursuant to and in accordance with Bylaw 15. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, he shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. With respect to nominations proposed to be made pursuant to clause (ii) of the first sentence of this Bylaw 14(b), if a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Company with a Nomination Solicitation Notice, as that term is defined in this Bylaw 14 below, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Company entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice.
(c)In addition to any other applicable requirements, all nominations proposed to be made pursuant to clause (ii) of the first sentence of Bylaw 14(b) must be made pursuant to timely notice in proper written form to the Secretary. If a stockholder does not appear at the meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered). To be timely, such stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th calendar day prior to such annual meeting and (ii) the tenth calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must set forth or include (i) the name and address of such stockholder, as they appear on the Company’s books, and the name and principal business address of all (A) persons controlling, directly or indirectly, or acting in concert with, such stockholder, (B) beneficial owners of shares of stock of the Company owned of record or beneficially by such stockholder (with the term “beneficial ownership” as used herein to have the meaning given to that term in Rule 13d-3 under the Exchange Act), and (C) persons controlling, controlled by, or under common control with, any person specified in the foregoing clause (A) or (B) (with the term “control” as used herein to have the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended) (any such person or beneficial owners set forth in the foregoing clauses (A), (B), and (C) will be a “Stockholder Associated Person” for purposes of this Bylaw 14(c)); (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and each Stockholder Associated Person; (iv) any derivative positions related to any class or series of securities of the Company held or beneficially held by the stockholder and each Stockholder Associated Person; (v) whether and the extent to which any hedging, swap, or other transactions or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company; (vi) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) any Stockholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (vii) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (viii) the signed consent of each nominee to serve as a Director of the Company if so elected; (ix) whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”); (x) with respect to each nominee for election or reelection to the Board, a completed and signed questionnaire, representation and agreement as required in Bylaw 12; and (xi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice (all of which information in this Bylaw 14(c) must be supplemented by such stockholder if any of the facts set forth in the notice change during the period between the date such notice is sent and the date of the meeting, not later than five days after the event giving rise to such change). At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary the information that would have been required to be set forth in a stockholder’s notice pertaining to such nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 14, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 14, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 14.
In addition to the information required or requested pursuant to this Bylaw 14, Bylaw 15 or any other provision of these Bylaws, (i) the Company may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Company is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such nominee to serve as a Director of the Company.
15.Proxy Access for Director Nominations
(a)Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Bylaw 15, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election as a Director by an Eligible Stockholder pursuant to and in accordance with this Bylaw 15 (a “Stockholder Nominee”).  For purposes of this Bylaw 15, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Bylaw 15(h)).  For the avoidance of doubt, nothing in this Bylaw 15 shall limit the Company’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Company’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Company pursuant to this Bylaw 15.  Subject to the provisions of this Bylaw 15, the name of any Stockholder Nominee included in the Company’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting.
(b)In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Bylaw 15, the Eligible Stockholder must give timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Company and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Company’s proxy materials pursuant to this Bylaw 15.  To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.  In no event shall the public disclosure of an adjournment or postponement commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Bylaw 15.
(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Bylaw 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Bylaw 15(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Company’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose reelection at the upcoming annual meeting is being recommended by the Board.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Company’s proxy materials pursuant to this Bylaw 15 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one

Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Bylaw 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Bylaw 15 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Bylaw 15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Bylaw 15 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Bylaw 15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Bylaw 15 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Bylaw 15, the Company shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Bylaw 15 for any meeting of stockholders for which the Secretary of the Company receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board pursuant to clause (ii) of the first sentence of Bylaw 14(b).
(d)An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Bylaw 15(e)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of common stock of the Company that represents at least three percent of the outstanding shares of common stock of the Company as of the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the Company in accordance with this Bylaw 15 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of and complies with all of the procedures set forth in this Bylaw 15.  A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Bylaw 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Bylaw 15 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(e)For purposes of this Bylaw 15, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares.  A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding shares of common stock of the Company are “Owned” for these purposes shall be decided by the Board.
(f)To be in proper written form, the Notice of Proxy Access Nomination shall set forth or be accompanied by the following:
(i)a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting and (D) confirming its intention to notify the Company of any defects in, and otherwise update and supplement, the information provided to the Company pursuant to this Bylaw 15 as required by Bylaw 15(i);
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the Company, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination proposed to be made pursuant to clause (ii) of the first sentence of Bylaw 14(b) (including the executed consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a Director if elected and the completed and signed questionnaire, representation and agreement of each Stockholder Nominee as required in Bylaw 12);
(v)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(vi)a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Company for the purpose or with the intent of changing or influencing control of the Company, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Bylaw 15, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (D) has not distributed and will not distribute to any stockholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vii)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Bylaw 15 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation material relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation material under Regulation 14A of the Exchange Act;
(viii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Bylaw 15 (including withdrawal of the nomination); and

(ix)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)In addition to the information required or requested pursuant to Bylaw 15(f) or any other provision of these Bylaws, (i) the Company may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such Stockholder Nominee to be included in the Company’s proxy materials pursuant to this Bylaw 15 or to serve as a Director of the Company, and (ii) the Company may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(h)The Eligible Stockholder may, at its option, provide to the Secretary of the Company, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of each of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Bylaw 15, the Company may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of a Supporting Statement, if the Board in good faith determines that (A) such information is not true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the Company’s proxy materials would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.
(i)In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any such defect and of the information that is required to correct any such defect.  Without limiting the forgoing, an Eligible Stockholder shall provide immediate notice to the Company if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Company pursuant to this Bylaw 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed.  For the avoidance of doubt, no notification, update or supplement provided pursuant to this Bylaw 15(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Company relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Bylaw 15).
(j)Notwithstanding anything to the contrary contained in this Bylaw 15, the Company shall not be required to include in its proxy materials, pursuant to this Bylaw 15, any Stockholder Nominee (i) who would not be an independent Director under the Independence Standards, (ii) whose election as a member of the Board would cause the Company to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Company is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Company or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Bylaw 15 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Bylaw 15, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company.  In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Bylaw 15, such nomination shall be declared invalid and disregarded as provided in clause (C) above.
(l)Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Bylaw 15 for the next two annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board pursuant to clause (ii) of the first sentence of Bylaw 14(b).
(m)This Bylaw 15 provides the exclusive method for a stockholder to include nominees for election to the Board in the Company’s proxy materials.
16.Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.
17.Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
18.Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given either personally or by mail, courier, telephone, email, facsimile, or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
19.Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the

Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
20.Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
21.Committees.
(a)The Board, by resolution passed by a majority of the Whole Board, may designate one or more committees. Each such committee will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee may exercise any power or duty expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be acted upon by the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.
(b)The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(c)Except as otherwise provided in these Bylaws, by law, or in any resolution from time to time adopted by the Board, any committee of the Board will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company to the extent set forth in the resolution of the Board establishing such committee or the charter approved by the Board in effect for such committee. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, meetings of any committee of the Board may be held in the same manner as provided in Bylaw 20 or by unanimous written consent in lieu of a meeting, a majority of the members of any such committee will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, will keep minutes of its proceedings and all actions taken by it, and will report its proceedings to the Board when required or when requested by a Director to do so.
22.Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.
23.Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.
NOTICES
24.Generally. Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws.
25.Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
26.Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a President, a Secretary and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.
27.Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.
28.Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in Bylaw 26.
29.Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.
STOCK
30.Certificated and Uncertificated Shares. Shares of the Company’s common stock or Preferred Stock may be certificated or uncertificated, as permitted under Section 158 of the Delaware General Corporation Law. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be mechanically signed with a facsimile of the signature of the President or a Vice President, and a facsimile of the signature of the Secretary or an Assistant Secretary, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.
31.Classes of Stock. The designations, powers, preferences, and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information at no charge.
32.Lost, Stolen or Destroyed Certificates. An executive officer or the Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to such executive officer or the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed.

As a condition precedent to the issuance of a new certificate or certificates, such executive officer or the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to advertise the alleged loss, theft or destruction in such a manner as such executive officer or the Secretary may require, and/or to give the Company a bond in such sum and with such surety or sureties as such executive officer or the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.
33.Record Dates.
(a)In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than ten calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date will not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent will, by written notice to the Company, request that the Board fix a record date. Any such written notice will be delivered to the Company in the same manner as signed written consents are required to be delivered pursuant to Bylaw 9. The Board will promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with Bylaw 9. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
(d)The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law. In addition, subject to applicable legal requirements, the Company may (by action of the Whole Board) establish procedures for the verification that depositary or other holders of shares beneficially owned by others have been properly instructed with respect to the voting of such shares and in respect of the effect of changes in beneficial ownership on the validity of proxies or consents.
GENERAL
34.Contracts, Checks, Etc. All contracts, agreements, checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money will be signed or endorsed by the persons whom the Board of Directors prescribes therefor.
35.Fiscal Year. The fiscal year of the Company will commence on January 1 of each year and will end the following December 31.
36.Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
37.Reliance Upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
38.Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

39.Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Bylaws 1, 3, 8, 9, 10, 12, 13, 14, 15, 33(b) and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least a majority of the issued and outstanding shares of all classes of Voting Stock.
40.Insurance. The Company will purchase and maintain insurance on behalf of any person who is a director or officer of the Company, or is a director or officer of the Company serving at the request of the Company as a director, officer, employee, or agent of another company or of a partnership, joint venture, trust, or other enterprise, against any expense, liability, and loss asserted against and incurred or suffered by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such against such liability under the provisions of the Certificate of Incorporation or applicable law, provided that such insurance is available on reasonably acceptable terms as determined by (i) the executive officer(s) responsible for purchasing or maintaining such insurance or (ii) a vote of a majority of the Whole Board.
41.Certificate of Incorporation and Applicable Law. These Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law.

23